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CUSIP NO.         876664103          13G          PAGE     7      OF     8 PAGES



                          EXHIBIT 1 TO SCHEDULE 13G


                              NOVEMBER 12, 1997



      MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. AND MORGAN STANLEY ASSET

 MANAGEMENT INC. hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of  the  parties.

          MORGAN STANLEY ASSET MANAGEMENT INC.

BY:       /s/ Donald P. Ryan
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          Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.

          MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:       /s/ Bruce Bromberg
          ----------------------------------------------------------------------
          Bruce Bromberg / Morgan Stanley & Co., Incorporated